EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

To the knowledge of each of the undersigned, this Report on Form 10-K for the year ended December 31, 2004 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, in all material respects (see Explanatory Note to this Report regarding non-compliance that is not deemed material), and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Blonder Tongue Laboratories, Inc. for the applicable reporting period.

Date: April 15, 2005	By: /s/ James A. Luksch
James A. Luksch, Chief Executive Officer

By: /s/ Eric Skolnik
Eric Skolnik, Chief Financial Officer